EXHIBIT 99.2

Uranium Resources, Inc. Announces EPA Ruling on New Mexico Property Section 8

    CORPUS CHRISTI, Texas--(BUSINESS WIRE)--Feb. 9, 2007--Uranium Resources, Inc. (OTCBB: URRE) ("URI"), a uranium exploration, development and mining company with properties in south Texas and New Mexico, announced today that the United States Environmental Protection Agency (USEPA) has reached a decision on the Indian country status of Section 8 of URI's Churchrock property in New Mexico. As the Company has previously disclosed, the underlying issue in the determination was whether the USEPA or the New Mexico Environment Department has the authority to issue a UIC permit required to mine the Churchrock property. The EPA has determined that Section 8 is Indian country, and therefore, it is under its jurisdiction to administer the UIC program permit.

    The jurisdictional dispute originated among the State of New
Mexico, the USEPA and the Navajo Nation and was taken to the Tenth Circuit Court of Appeals, which in January 2000 remanded to the USEPA the issue whether the Section 8 Churchrock property was Indian country.

    The Company has anticipated that whatever decision was rendered by the EPA, it would be appealed to the federal courts, either by URI or the Navajo Nation. The Company is reviewing the decision and will appeal to the United States Court of Appeals for the Tenth Circuit.

    Mr. Clark commented, "We remain confident regarding the prospects of our New Mexico assets. Recently, McKinley County, NM, passed a resolution supporting the development of its natural resources, specifically uranium. Churchrock, as well as all of our other identified mineralized resources, are located in McKinley County."

    ABOUT URANIUM RESOURCES, INC.

    Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI is also conducting a feasibility study on its Churchrock ISR project in New Mexico where the Company has a Nuclear Regulatory Commission license. It is also identifying its available resources in New Mexico from the analysis of its wealth of information gathered on the properties in the late 1980's. URI's strategy is to fully exploit its resource base in Texas and New Mexico to take advantage of the strong global market for uranium.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Investors:
             Kei Advisors LLC
             Deborah K. Pawlowski / James M. Culligan
             716-843-3908 / 716-843-3874
             dpawlowski@keiadvisors.com / jculligan@keiadvisors.com or
             Uranium Resources, Inc.
             Dave Clark, President and COO, 361-883-3990